UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2026

Date of Report (Date of earliest event reported)

Blue Water Acquisition Corp. IV

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43204	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 E. Putnam Avenue Suite 363 Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 489-2110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BWIV.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	BWIV	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share	BWIV.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2026, Blue Water Acquisition IV LLC, the sole holder of Class B ordinary shares of Blue Water Acquisition Corp. IV (the “Company”), appointed Nadab Akhtar as a director of the board of directors (the “Board”) of the Company, effective immediately.

On August 12, 2026, the Board designated Mr. Akhtar as a Class I director of the Board. The Board has determined that Mr. Akhtar qualifies as an independent director and appointed him to serve as a member of the audit committee, the compensation committee and the nominating and corporate governance committee of the Board.

Nadab (“Niddy”) Akhtar is the Founder and Managing Partner of Excite Capital, where he oversees the firm’s trading strategy, which applies quantum mathematics alongside its proprietary AI-driven models, capital formation efforts, and regulatory infrastructure, managing day-to-day operations of the general partner and leading deployment of those models within its flagship investment vehicle, Excite Genesis LP. He is also Co-Founder and Chief Executive Officer of Project LightShift, a deep technology company advancing a new architecture for room-temperature quantum computing based on photonic wave processing, building upon foundational research supported by multi-year U.S. Department of Defense funding. In addition, Mr. Akhtar is a Co-Founder of CrowdPoint Technologies, Inc., a pioneer in distributed computing and intelligent control. He brings over 15-years of experience as an entrepreneur and investment banker, including nearly a decade focused on corporate advisory and M&A transaction execution, and previously served as Chief Operating Officer of Nexus Health Capital, a boutique investment banking firm specializing in middle market healthcare services companies. Mr. Akhtar is a TEDx speaker and an active speaker at conferences on artificial intelligence, quantum computing, and financial markets, and serves on the Milken Institute’s FinTech Advisory Council. He holds a B.B.A. from the Hankamer School of Business at Baylor University, where he studied finance and chemistry.

No family relationships exist between Mr. Akhtar and any of the Company’s directors or other executive officers. There is no arrangement or understanding between Mr. Akhtar and any other persons pursuant to which he was appointed to the Board.

In connection with the appointment, the Company and Mr. Akhtar entered into a joinder to the letter agreement and registration rights agreement, each dated as of March 19, 2026, by and among the Company and the parties named therein as well as an indemnity agreement, which are substantially similar to the letter agreement, registration rights agreement and indemnity agreements, respectively, entered into by the current officers and directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2026

Blue Water Acquisition Corp. IV

By:	/s/ Joseph Hernandez
Name:	Joseph Hernandez
Title:	Chief Executive Officer